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                                                                   Exhibit 10.29
                                     KEYCORP
                                     -------
                       EXECUTIVE SUPPLEMENTAL PENSION PLAN
                       -----------------------------------


                                    ARTICLE I
                                    ---------

                                    THE PLAN
                                    --------

         The KeyCorp Executive Supplemental Pension Plan ("Plan") originally established effective January 1, 1995, is hereby amended and restated in its entirety effective August 1, 1996. The Plan as amended and restated supplements the pension benefits of certain key employees of KeyCorp and its subsidiaries who are covered by the Plan. It is the intention of KeyCorp, and of the Participants covered under the Plan, that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.


                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

2.1 MEANINGS OF DEFINITIONS. As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

         (a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of the Participant's termination.

         (b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury Rates (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of the Participant's termination.

         (c) "BENEFICIARY" shall mean the Participant's surviving spouse who is entitled to receive the benefits hereunder in the event the Participant dies before his or her Supplemental Pension Benefit shall have been distributed to him or her.

         (d) "CREDITED SERVICE" shall be calculated with respect to a Participant by measuring the period of service commencing on the Participant's Employment Commencement Date and Re-Employment Commencement Date, if applicable, and ending on the Participant's Severance from Service Date, and shall be computed based on each full month during which time the Employee is employed by an Employer.

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         (e) "COMPENSATION" for any Plan Year or any partial Plan Year in which the Participant incurs a Severance From Service Date shall mean the entire amount of base compensation paid to such Participant during such period by reason of his employment as an Employee as reported for federal income tax purposes, or which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the provisions of the KeyCorp 401(k) Savings Plan, or (3) the provisions of the KeyCorp Flexible Benefits Plan, provided, however, that the term shall more specifically exclude:

         (i) any amount attributable to the Participant's exercise of stock appreciation rights and the amount of any gain to the Participant upon the exercise of stock options;

         (ii) any amount attributable to the Participant's receipt of non-cash remuneration whether or not it is included in the Participant's income for federal income tax purposes;

         (iii) any amount attributable to the Participant's receipt of moving expenses and any relocation bonus paid to the Participant during the Plan Year;

         (iv) any amount attributable to a lump sum severance payment paid by an Employer or the Corporation to the Participant;

         (v)    any amount attributable to fringe benefits (cash and non-cash);

         (vi) any amount attributable to any bonus or payment made as an inducement for the Participant to accept employment with an Employer;

         (vii) any amount paid to the Participant during the Plan Year which is attributable to interest earned on compensation which had been deferred under a plan of an Employer or the Corporation.

         (viii) any amount paid to the Participant during the Plan Year which previously has been included as Compensation under the Plan; and

         (ix) any amount paid for any period after the Participant's termination or retirement date.

         In the case of a Disabled Participant, such Participant's Compensation for each year while Disabled shall equal an amount which shall reflect the Participant's Compensation for the calendar year preceding the date of the Participant's Disability.

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         (g) "CORPORATION" shall mean KeyCorp, an Ohio Corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

         (h) "EARLY RETIREMENT DATE" shall mean the date of Participant's retirement from his or her employment with Employer on or after the Participant's attainment of age 55 and completion of a minimum of ten years of Credited Service, but prior to the Participant's Normal Retirement Date.

         (i) "EMPLOYEE" shall mean a person regularly employed by an Employer provided, however, that the term Employee shall specifically exclude those individuals who are participating in a KeyCorp sponsored Supplemental Retirement Plan.

         (j) "EMPLOYER" shall mean the Corporation and its subsidiaries unless specifically excluded as an Employer for Plan purposes by written action by an officer of the Corporation and approved by the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Corporation as its exclusive agent under the Plan as long as it continues as a subsidiary of the Corporation.

         (k) "FINAL AVERAGE COMPENSATION" shall mean with respect to any Participant the annual average of his or her highest aggregate Compensation for any period of five consecutive years within the period of ten consecutive years immediately prior to his or her retirement, death, or other termination of employment, or any termination of the Plan, whichever first occurs. If the Participant receives no Compensation for any portion of such five years because of an absence from work, there shall be treated as Compensation received during such period of absence an amount equal to the Compensation the Participant would have received had he or she not been absent, such amount to be determined by the Corporation on the basis of such Participant's Compensation in effect immediately prior to such absence. In computing a Participant's Final Average Compensation, there shall be included the Participant's highest five Incentive Compensation Awards granted under an Incentive Compensation Plan during the ten year period immediately preceding the earliest of his or her retirement, death, disability, or other termination of employment.

         (l) "EMPLOYMENT COMMENCEMENT DATE" of a Participant shall mean the date on which he or she first performs an Hour of Service For an Employer.

         (m) "HOUR OF SERVICE" shall mean any hour for which an Employee is paid or entitled to payment by an Employer for the performance of duties.

         (n) "INCENTIVE COMPENSATION AWARD" shall mean an incentive compensation award (whether paid in cash, deferred, or a combination of both) granted to a Participant under an Incentive Compensation Plan, provided, however, that an incentive compensation award granted under the KeyCorp Management Incentive Compensation Plan, and/or the KeyCorp Short-Term Incentive Compensation Plan shall constitute an incentive compensation

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award for the year in which the award is earned (without regard to the actual time of payment), and an incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year period shall be deemed to be "for" the last year of the multi-year period without regard to the actual time of payment of the award. Thus, for example, an incentive compensation award granted under the LTIC Plan with respect to the three-year period comprised of 1993, 1994, and 1995 will be deemed to be "for" 1995 (without regard to the actual time of payment), and the entire award under the LTIC Plan for that period will be a LTIC Plan award for 1995.

         (o) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Short-Term Incentive Compensation Plan, and the KeyCorp Long-Term Incentive Compensation Plan, as may be amended from time to time.

         (p) "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or immediately following a Participant's 65th birthday or, if later, the fifth anniversary of the Participant's Employment Commencement Date.

         (q) "PARTICIPANT" shall mean an Employee employed by an Employer in a position classified as a job grade 89 or above, who is selected by the Corporation to become a Participant in the Plan, and whose participation in the Plan has not been terminated by the Corporation. The Corporation retains the right at all times, in its sole and absolute discretion to determine who shall become and remain a Participant in the Plan.

         (r) "PENSION PLAN" shall mean the KeyCorp Cash Balance Pension Plan with all amendments, modifications and supplements which may be made thereto.

         (s) "SEVERANCE FROM SERVICE DATE" shall occur on the earlier of the date on which a Participant quits, retires, is discharged or dies.

         (t) "SOCIAL SECURITY PRIMARY INSURANCE AMOUNT" shall mean the amount estimated by the Corporation that is expected to be paid to a Participant under the Federal Insurance Contributions Act, as amended, and in effect upon the date of termination of employment. Such amount shall be calculated assuming the Participant will begin to receive payment at age 65 or the Participant's Normal Retirement Date, whichever is later, and that he receives no earnings for the purpose of calculating this amount after the date of the Participant's termination of employment. All compensation prior to the Participant's date of termination of employment with an Employer shall be based upon a salary scale, projected backwards, which is the actual change in the average compensation from year to year, as indexed, as determined by the Social Security Administration.

         (u) "SUPPLEMENTAL PENSION BENEFIT" shall mean the pension benefit payable pursuant to the terms of the Plan to a Participant meeting the eligibility requirements of Section 3.1 of the Plan.

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         (v) "SUPPLEMENTAL RETIREMENT PLAN" shall mean the KeyCorp Supplemental
Retirement Plan (formerly known as the Society Corporation Supplemental Retirement Plan), the KeyCorp Supplemental Retirement Benefit Plan, and the KeyCorp Supplemental Retirement Benefit Plan for Key Executives, with all amendments, modifications, and supplements which may be made thereto.

2.2 CONSTRUCTION. Unless the context otherwise indicates, the masculine wherever used shall include the feminine and neuter, the singular shall include the plural, words such as "herein", "hereof", "hereby", "hereunder" and words of similar import shall refer to the Plan as a whole and not any particular part thereof.

         All other capitalized but undefined terms used herein, shall have the meaning given to them in the Pension Plan.


                                   ARTICLE III
                                   -----------

                          SUPPLEMENTAL PENSION BENEFIT
                          ----------------------------

3.1 ELIGIBILITY. Subject to the provisions of Article V hereof, a Participant shall be eligible for a Supplemental Pension Benefit hereunder if the Participant (i) retires on or after age 65 with five or more years of Credited Service, (ii) terminates employment with an Employer on or after age 55 with ten or more years of Credited Service, (iii) terminates active employment with an Employer upon becoming Disabled after completing five or more years of Credited Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Participant's election for Early or Normal Retirement under the Pension Plan, or (iv) dies after completing five years of Credited Service, and has a Beneficiary who is eligible for a benefit under the Pension Plan.

3.2 SUPPLEMENTAL PENSION BENEFIT CALCULATION. The amount of Supplemental Pension Benefit to be paid to a Participant under the terms of the Plan on or after the Participant's Normal Retirement Date shall be calculated as follows:

         A Participant's Supplemental Pension Benefit shall equal the difference between "(a)" and"(b)" where:

         1. "(a)" is equal to 2% times the Participant's years of Credited Service (up to a Plan maximum of 25 years) times the Participant's Final Average Compensation, and

         2.    "(b)" is equal to the sum of:

         (i)   the Participant's annual pension benefit under the
               Pension Plan calculated as of the participant's
               Normal Retirement
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               Date, payable in the form of a single life annuity option, and

         (ii)  the Participant's annual estimated Social Security
               Primary Insurance Amount payable at the Participant's Normal Retirement Date.

         For purposes of calculating a Participant's Supplemental Pension Benefit under this Section 3.2 hereof, the Participant's "annual pension benefit" under the Pension Plan shall be the Participant's Accrued Benefit as of the Participant's termination date calculated in accordance with the provisions of Article IV of the Pension Plan, as if such benefit were to be paid in the form of a single life annuity; if the Participant is eligible for, and elects to receive, his or her Pension Plan benefit under a Predecessor Plan grandfathered formula, such "annual pension benefit" for purposes of this Section 3.2 hereof, shall be the benefit payable to the Participant under the terms of the Pension Plan's Predecessor Plan grandfathered formula as of the Participant's termination date, as if such benefit were to be paid in the form of a single life annuity.

3.3 EARLY RETIREMENT ELECTION. In the event the Participant elects to receive his or her Supplemental Pension Benefit on or after the Participant's Early Retirement Date but prior to the Participant's Normal Retirement Date, the Participant's Supplemental Pension Benefit shall be calculated as provided in accordance with Section 3.2 hereof, provided, however, that in determining the Participant's annual Pension Plan benefit as of the Participant's Normal Retirement Date, the Participant's Accrued Benefit under the Pension Plan as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Participant's Pension Plan benefit at his or her Normal Retirement Date and shall be converted to the form of a single life annuity option using the Average Treasury Rate and the GATT Mortality Table. The amount of the Participant's annual Supplemental Pension Benefit otherwise determined under Section 3.2 and Section 3.3 hereof, shall then be reduced by 3.6% for each year the Participant is between the ages of 55 and 60 and 4.8% for each year after the Participant's attainment of age 60 in which the commencement of the Participant's Supplemental Pension Benefit precedes his or her Normal Retirement Date.

3.4 ACTUARIAL FACTORS. The Supplemental Pension Benefit payable to a Participant or Participant's Beneficiary in a form other than a single life annuity shall be actuarially equivalent to such single life annuity payment option. In making the determination provided for in this Article III, the Corporation shall rely upon calculations made by the independent actuaries for the Plan, who shall determine actuarially equivalent benefits under the Plan by applying the UP-1984 Mortality Table (set back two years) and using an interest rate of 6%.

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                                   ARTICLE IV
                                   ----------

                     PAYMENT OF SUPPLEMENTAL PENSION BENEFIT
                     ---------------------------------------

4.1 IMMEDIATE PAYMENT UPON TERMINATION OR RETIREMENT OF PARTICIPANT. Subject to the provisions of Section 4.2 hereof, a Participant meeting the age and service eligibility requirements of Section 3.1, shall receive an immediate distribution of his or her Supplemental Pension Benefit upon the Participant's retirement or termination of employment in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her retirement or termination date to receive payment of his or her Supplemental Pension Benefit under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant, shall be irrevocable.

4.2 DEFERRED BENEFIT PAYMENT. A Participant who retires or terminates his or her employment with an Employer after meeting the age and service requirements of
Section 3.1, may elect to defer receipt of his or her Supplemental Pension Benefit until a date specified by the Participant, provided, (1) the Participant notifies the Corporation in writing of his or her deferral election a minimum of one year prior to the Participant's retirement or termination of employment, (2) the Participant specifies the future date on which such Supplemental Pension Benefit is to be distributed, and (3) the Participant commences distribution of his or her Supplemental Pension Benefit no later than the first day of the month immediately following the Participant's sixty-fifth (65th) birthday. The election to defer, once made by the Participant, shall be irrevocable.

         Notwithstanding the foregoing, in the case of an "unforeseeable emergency", upon written application by the Participant to the Corporation, the Corporation, in its sole discretion, may accelerate the distribution of the Participant's deferred Supplemental Pension Benefit. For purposes of this
Section 4.2, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant if such premature distribution were not permitted.

4.3 PAYMENT UPON DEATH OF PARTICIPANT.

         (a) Upon the death of a Participant who has met the service requirements of Section 3.1, but who has not yet commenced distribution of his or her Supplemental Pension Benefit, there shall be paid to the Participant's Beneficiary 50% of the Supplemental Pension Benefit which the Participant would have been entitled to receive had he or she retired on his or her Normal Retirement Date and elected to receive his or her Supplemental Pension Benefit.

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         For purposes of this Section 4.3(a) only, the following shall apply:

             (i) The Participant's Credited Service shall be calculated as of the Participant's date of death.

             (ii) The Participant's Pension Plan benefit shall be calculated under the provisions of Article IV of the Pension Plan as if the Participant had died on his or her Normal Retirement Date, with such Pension Plan benefit being increased for purposes of this Section 4.3(a) with an imputed Average Interest Credit to reflect what the Participant's Pension Plan benefit would have been as of the Participant's Normal Retirement Date; such Pension Plan benefit shall be converted to a single life annuity option using the Average Treasury Rate and Gatt Mortality Table.

             (iii) The Participant's Social Security Primary Amount shall be calculated as if the Participant had retired as of his or her Normal Retirement Date.

         Payment of this death benefit shall be made in the form of a single life annuity and will be subject to distribution any time after the Participant's Early Retirement Date, which shall be calculated in accordance with the actuarial reduction provisions contained within Section 3.3 hereof, if paid prior to the Participant's Normal Retirement Date.

         (b) In the event of a Participant's death after the Participant has commenced distribution of his or her Supplemental Pension Benefit, there shall be paid to the Participant's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Participant.

4.4 PAYMENT UPON PARTICIPANT'S ATTAINMENT OF AGE 70-1/2. A Participant shall be required to commence distribution of his or her Supplemental Pension Benefit no later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2.


                                    ARTICLE V
                                    ---------

                         ELECTION BETWEEN PLAN BENEFITS
                         ------------------------------

5.1 PARTICIPANT ELECTION BETWEEN PLAN BENEFITS. A Participant meeting the eligibility requirements for a Supplemental Pension Benefit, who is also a participant in, and meets the eligibility requirements for a plan benefit under the KeyCorp Excess Cash Balance Pension Plan shall be required prior to the Participant's retirement or termination date, to elect a benefit from either this Plan, or from the KeyCorp Excess Cash Balance Pension Plan. A

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Participant's failure to elect between Plan benefits prior to the Participant's retirement or termination date shall result in an automatic default election by the Participant of an Excess Pension Benefit under the KeyCorp Excess Cash Balance Pension Plan, to be paid to the Participant as of his or her retirement or termination date in the form of a lump sum cash payment. Such payment will relinquish the Participant's right to a Supplemental Pension Benefit.

5.2 BENEFICIARY ELECTION BETWEEN PLAN BENEFITS. If a Participant dies after having met the eligibility requirements for a Supplemental Pension Benefit, and the Participant at the time of his or her death also is a Participant in the KeyCorp Excess Cash Balance Pension Plan and eligible for a benefit under the KeyCorp Excess Cash Balance Pension Plan, the Participant's Beneficiary shall be required to elect a death benefit from either this Plan or from the KeyCorp Excess Cash Balance Pension Plan, but in no event may the Participant's Beneficiary elect a benefit under both this Plan and the KeyCorp Excess Cash Balance Pension Plan. The terms of each respective Plan shall control the form of payment which may be elected by the Participant's Beneficiary. A Beneficiary's failure to elect between Plan benefits within 120 days from the date of the Participant's death shall result in an automatic default election by the Beneficiary of an Excess Cash Balance Pension Plan benefit to be paid to the Beneficiary in a cash lump sum payment.


                                   ARTICLE VI
                                   ----------

                       ADMINISTRATION AND CLAIMS PROCEDURE
                       -----------------------------------

6.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction and interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Corporation shall not be disturbed unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Corporation shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be

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final and binding upon all interested parties subject, however, to the provisions of Section 6.2. The Plan Year, for purposes of Plan administration, shall be the calendar year.

6.2 CLAIMS REVIEW PROCEDURE. Whenever the Corporation decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Corporation shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Corporation in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Corporation a written request therefore, which request shall contain the following information:

         (a) the date on which the request was filed with the Corporation; provided, however, that the date on which the request for review was in fact filed with the Corporation shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

         (b) the specific portions of the denial of his claim which the Claimant requests the Corporation to review;

         (c) a statement by the Claimant setting forth the basis upon which he believes the Corporation should reverse its previous denial of his claim and accept his claim as made; and

         (d) any written material which the Claimant desires the Corporation to examine in its consideration of his position as stated pursuant to paragraph (c) above.

         In accordance with this Section, if the Claimant requests a review of the Corporation's decision, such review shall be made by the Corporation, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Corporation shall not be modified unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Corporation shall be binding on the Claimant and upon all other Persons. If the Participant, or Beneficiary shall not file written notice with the Corporation at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

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                                   ARTICLE VII
                                   -----------

                                     FUNDING
                                     -------

         All benefits under the Plan shall be payable solely in cash from the general assets of the Corporation or a subsidiary, and Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. The obligations of the Corporation to make distributions in accordance with Article III and Article IV of the Plan constitute a mere promise to make payments in the future. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to pay benefits under the Plan or to insure any benefits under the Plan. Notwithstanding any provision of this Plan, the Corporation may, in its sole discretion, combine the payment due and owing under this Plan with one or more other payments owing to a Participant or a Participant's Beneficiary under any other plan, contract, or otherwise (other than any payment due under the Pension Plan), in one check, direct deposit, wire transfer, or other means of payment. Finally, it is the intention of the Corporation and the Participants that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.


                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee of such Board of Directors; provided, however, that no such action shall adversely affect the benefit accrued up to the date of the Plan amendment or termination for any Participant who has met the age and service requirements of Section 3.1 of the Plan, or any Participant or Participant's Beneficiary who is receiving, or who is eligible to receive a Supplemental Pension Benefit hereunder, unless an equivalent benefit is provided under another plan maintained by the Corporation.


                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

9.1 INTEREST OF PARTICIPANT. The obligation of the Corporation under the Plan to provide the Participant or the Participant's Beneficiary with a Supplemental Pension Benefit merely constitutes the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien, or prior claim on any property of the Corporation.

9.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his or her

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employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Participant hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

9.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than Participants and Participants' Beneficiaries who become entitled to a benefit under the Plan.

9.4 RESTRICTIONS ON ALIENATION. Except to the extent permitted by law, no benefit under the Plan shall be subject to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his or her benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

9.5 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary, or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee except in circumstances involving his or her bad faith or willful misconduct.

9.6 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

9.7 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

9.8 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant or Participant's Beneficiary any documents, reports, returns statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

9.9 WITHHOLDING. The Corporation shall withhold any tax required by any present or future law to be withheld from any payment hereunder to any Participant or Participant's Beneficiary.

9.10 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

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9.11 PARTIES BOUND. The Plan shall be binding upon the Corporation, all
Participants, all Participants' Beneficiaries, and the executors, administrators, successors, and assigns of each of them.

9.12 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

     Executed at Cleveland, Ohio, to be effective as the 1st day of August, 1996.

                                     KEYCORP


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